SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 17, 2006

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UNIVERSAL COMMUNICATION SYSTEMS, INC.

(Exact Name of Registrant as Specified in Its Charter)

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000-30405	Nevada	860887822
(Commission File Number)	(State or Other Jurisdiction	(IRS Employer
	of Incorporation)	Identification No.)

407 LINCOLN RD, STE 12F, MIAMI BEACH, FL  33139

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: 305-672-6344

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 27, 2006, we completed a private placement pursuant to a Subscription Agreement which we entered into with several accredited and/or qualified institutional investors dated as of February 27, 2006, pursuant to which the investors subscribed to purchase an aggregate principal amount of $3,012,050 in 9% secured convertible promissory notes and 1 Class A and 1 Class B common stock purchase warrant for each 2 shares which would be issued on each closing date assuming full conversion of the secured convertible notes issued on that closing date. The terms of the subscription agreement call for two closings - an initial closing representing $1,506,025 of 9% secured convertible promissory notes, 75,301,250 Class A warrants and 75,301,250 Class B warrants and a second closing representing the balance. The initial closing took place February 28, 2006. On May 17, 2006, as previously reported, the Company entered into an agreement modifying certain of the terms of the transaction. On October 10, 2006, to compensate the holders for our non-compliance with contractual obligations under the subscription agreement of February 27, 2006, we entered into a waiver, consent and amendment agreement with the investors under which the parties agreed to modify certain terms of the transaction documents. Funds from the second closing were received on October 17, 2006. The proceeds received from the second closing were comprised of the following:

Net funds to the Company	$1,080,297
Purchase discount on notes	256,025
Broker fees	98,000
Liquidated damages	61,703
Legal fees	10,000

Total notes	$1,506,025

The secured convertible notes, as amended in connection with the October closing, bear simple interest at 9% per annum payable monthly together with five and one half percent (5.5%) of the initial principal, all interest accrued and any other amounts not paid, commencing six months from the issuance date, and mature 2 years after the date of issuance. These payments may be made in cash or  in the Company’s common stock at a conversion rate which is the lesser of $0.005 per share or 70% of the average closing bid price for the preceding five trading days, at the discretion of the Company. Each investor has the right to convert the secured convertible notes after the date of issuance at any time, until paid in full, at the election of the investor into fully paid and nonassessable shares of our common stock. The conversion price per share is the lesser of $0.005 or 70% of the average closing bid price for the preceding five trading days. The conversion price is adjustable in the event of any stock split or reverse stock split, stock dividend, reclassification of common stock, recapitalization, merger or consolidation. In addition, the conversion price of the secured convertible notes will be adjusted in the event that we spin off or otherwise divest ourselves of a material part of our business or operations or dispose of all or a portion of our assets. Our obligation to repay all principal, and accrued and unpaid interest under the convertible notes is secured by all of our assets pursuant to a certain Security Agreement dated as of February 27, 2006.

We issued an aggregate of 75,301,250 Class A common stock purchase Warrants and 75,301,250 Class B common stock purchase Warrants to the investors in the second closing, representing 1 Class A warrant issued for each 2 shares and 1 Class B warrant issued for each 2 shares, which could be issued on the closing date assuming full conversion of the secured convertible notes issued on that closing date. The Class A warrants, as amended, are exercisable until four years from the effective date of the registration statement for the warrant shares at an exercise price equal to the conversion price of the Notes, and the Class B warrants are exercisable for 180 days from the effective date of the registration statement for the warrant shares at an exercise price equal to the conversion price of the Notes. The exercise price of the Class A and Class B warrants will be adjusted in the event of any stock split or reverse stock split, stock dividend, reclassification of common stock, recapitalization, merger or consolidation. In addition, the exercise price of the warrants will be adjusted in the event that we spin off or otherwise divest ourselves of a material part of our business or operations or dispose of all or a portion of our assets.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information reported in Item 1.01 is incorporated by reference into this Item 2.03.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The information reported in Item 1.01 is incorporated by reference into this Item 3.02. See Item 1.01 for a description of broker fees. The securities were deemed restricted securities for purposes of the Securities Act of 1933 as amended (the “Securities Act”). The securities were issued in transactions exempt from registration under the Securities Act in reliance on Section 4(2) and 4(6) of such Act.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits.

10.1

Waiver, Consent and Amendment Agreement dated October 10, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Communication Systems, Inc.
(Registrant)

By:	/s/ MICHAEL J. ZWEBNER
Michael J. Zwebner
Chairman and Chief Executive Officer

Dated: October 20, 2006

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